EXHIBIT 99.1

CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for Second Quarter 2018

•	INBRIJA™ (levodopa inhalation powder) NDA under FDA review; PDUFA date October 5, 2018
•	AMPYRA® (dalfampridine) 2Q 2018 net sales of $150.3 million; reiterating 2018 guidance of $330-$350 million
•	Awaiting AMPYRA patent decision from U.S. Court of Appeals

ARDSLEY, NY – August 2, 2018 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the quarter ended June 30, 2018.

“Our outstanding quarter reflected the continued excellence of our specialty neurology sales force and commercial, patient advocacy and affiliated teams. Our primary focus now is on the approval and launch of INBRIJA, which will benefit from these same capabilities,” said Ron Cohen, M.D., Acorda's President and CEO. “We expect INBRIJA, if approved, to help address the large unmet medical need for the approximately 350,000 people in the U.S. who are challenged by OFF periods related to Parkinson’s disease. Based on our continued market research, we believe the market opportunity for INBRIJA in the U.S. is greater than $800 million.”

“The company’s strong execution year to date is fueling our ability to launch INBRIJA, to invest in the ARCUS pipeline and remain well capitalized throughout the INBRIJA launch,” Dr. Cohen continued.

Second Quarter 2018 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended June 30, 2018, the Company reported AMPYRA net revenue of $150.3 million compared to $131.6 million for the same quarter in 2017.

Research and development (R&D) expenses for the quarter ended June 30, 2018 were $25.9 million, including $1.5 million of share-based compensation compared to $51.2 million, including $3.0 million of share-based compensation for the same quarter in 2017.

Sales, general and administrative (SG&A) expenses for the quarter ended June 30, 2018 were $44.3 million, including $3.7 million of share-based compensation compared to $49.3 million, including $7.8 million of share-based compensation for the same quarter in 2017.

Provision for income taxes for the quarter ended June 30, 2018 was $8.4 million compared to a provision for income taxes of $5.5 million for the same quarter in 2017.

The Company reported GAAP net income of $46.2 million for the quarter ended June 30, 2018, or $0.98 per diluted share. GAAP net loss in the same quarter of 2017 was $8.2 million, or $0.18 per diluted share.

Non-GAAP net income for the quarter ended June 30, 2018 was $65.9 million, or $1.40 per diluted share. Non-GAAP net income in the same quarter of 2017 was $13.3 million, or $0.29 per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, and restructuring costs. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At June 30, 2018, the Company had cash, cash equivalents and short-term investments of $391.7 million.

Guidance for 2018

•	The Company reiterates AMPYRA 2018 net revenue guidance of $330-$350 million.
•

R&D expenses for the full year 2018 are expected to be $100-$110 million and include manufacturing expenses associated with INBRIJA. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•

SG&A expenses for the full year 2018 are expected to be $170-$180 million. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•	The Company expects to end 2018 with a year-end cash balance in excess of $300 million.
•	This guidance may be revised with a positive outcome of the pending appeal.

Second Quarter 2018 Updates

•	INBRIJA (levodopa inhalation powder)
-

The Company’s Marketing Authorization Application (MAA) for INBRIJA was validated by the European Medicines Agency (EMA) and the application currently is under review. After the adoption of an opinion on the application by the Agency’s Committee for Medicinal Products for Human Use (CHMP), a final decision regarding the MAA will be issued by the European Commission.

-

In June, the Company presented four INBRIJA abstracts at the 2nd Pan American Parkinson’s Disease and Movement Disorders Congress in Miami. These data were previously presented at the American Academy of Neurology Annual Meeting in April 2018.

•	AMPYRA Patent Appeal
-	In June, the oral argument in the AMPYRA patent litigation took place at the U.S. Court of Appeals for the Federal Circuit. The Company is awaiting the Court’s decision.
-	On July 24, the Federal Circuit denied the Company’s motion for a preliminary injunction to prevent generic at risk launch pending the Court’s decision.

Webcast and Conference Call

Acorda will host a conference call and webcast to review its 2Q18 update and financial results on Thursday, August 2 at 8:30 a.m. ET. To participate in the conference call, dial (866) 393-4306 (domestic) or (734) 385-2616 (international) and reference the access code 4898766. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 11:30 a.m. ET on August 2, 2018 until 11:59 p.m. ET on September 1, 2018. To access the replay, dial (855) 859-2056 (domestic) or (404) 537-3406 (international); reference code 4898766. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest charges related to the Fampyra royalty monetization, the asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) acquisition related expenses and related foreign currency gains that pertain to a non-recurring event, and (v) expenses that pertain to non-routine restructuring events. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and multiple sclerosis. Acorda markets two FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the March 2017 court decision in our litigation against filers of Abbreviated New Drug Applications to market generic versions of Ampyra in the U.S.; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija, or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand, if it receives regulatory approval; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2018	2017

Assets
Cash, cash equivalents and short-term investments	$391,716	$307,068
Trade receivable, net	64,360	81,403
Other current assets	17,329	15,726
Finished goods inventory	21,147	37,501
Property and equipment, net	42,524	36,669
Goodwill	284,100	286,611
Intangible assets, net	428,762	430,603
Other assets	678	2,388
Total assets	$1,250,616	$1,197,969

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$113,161	$127,495
Current portion of deferred license revenue	—	9,057
Current portion of royalty liability	7,081	6,763
Current portion of loans payable	629	645
Convertible senior notes	313,679	308,805
Contingent consideration	109,174	112,722
Non-current portion of deferred license revenue	—	23,398
Non-current portion of royalty liability	26,102	29,025
Non-current portion of loans payable	24,698	25,670
Deferred tax liability	37,586	22,459
Other long-term liabilities	11,871	11,943
Total stockholder's equity	606,635	519,987
Total liabilities and stockholders' equity	$1,250,616	$1,197,969

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Net product revenues	$150,412	$132,756	$253,415	$245,349
Royalty revenues	2,890	4,418	6,052	8,946
License revenue	—	2,264	—	4,529
Total revenues	153,302	139,438	259,467	258,824

Costs and expenses:
Cost of sales	31,094	29,665	52,444	54,848
Cost of license revenue	—	159	—	317
Research and development	25,910	51,184	56,470	97,677
Selling, general and administrative	44,263	49,334	91,864	101,039
Acquisition related expenses	—	—	—	320
Change in fair value of acquired contingent consideration	(7,000)	6,400	(800)	17,200
Total operating expenses	94,267	136,742	199,978	271,401

Operating income (loss)	$59,035	$2,696	$59,489	$(12,577)

Other (expense) income, net	(4,482)	(5,421)	(9,658)	(9,970)
Income (loss) before income taxes	54,553	(2,725)	49,831	(22,547)
Provision for income taxes	(8,356)	(5,471)	(11,833)	(4,552)
Net income (loss)	$46,197	$(8,196)	$37,998	$(27,099)

Net income (loss) per common share - basic	$0.99	$(0.18)	$0.82	$(0.59)
Net income (loss) per common share - diluted	$0.98	$(0.18)	$0.81	$(0.59)
Weighted average common shares - basic	46,799	45,943	46,546	45,876
Weighted average common shares - diluted	47,201	45,943	46,974	45,876

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP net income (loss)	$46,197	$(8,196)	$37,998	$(27,099)
Pro forma adjustments:
Non-cash interest expense (1)	3,970	3,785	7,973	6,365

Change in fair value of acquired contingent consideration (2)	(7,000)	6,400	(800)	17,200

Restructuring costs (3)	278	7,590	1,316	7,590

Acquisition related expenses (4)	—	—	—	320

Unrealized foreign currency gain (5)	—	—	—	(247)

Share-based compensation expenses included in R&D	1,519	2,972	3,225	5,507
Share-based compensation expenses included in SG&A	3,725	7,772	7,887	13,108
Total share-based compensation expenses	5,244	10,744	11,112	18,615

Total pro forma adjustments	2,492	28,519	19,601	49,843

Income tax effect of reconciling items above (6)	(17,233)	7,013	(16,156)	16,836

Non-GAAP net income	$65,922	$13,310	$73,755	$5,908

Net income per common share - basic	$1.41	$0.29	$1.58	$0.13
Net income per common share - diluted	$1.40	$0.29	$1.57	$0.13
Weighted average common shares - basic	46,799	45,943	46,546	45,876
Weighted average common shares - diluted	47,201	45,982	46,974	45,986

(1) Non-cash interest expense related to convertible senior notes, asset based loan (which was terminated in Q2 2017), Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas transaction.
(3) Restructuring costs associated with corporate restructuring initiatives.
(4) Transaction expenses related to the Biotie acquisition.
(5) Unrealized foreign currency transaction gain related to the Biotie acquisition.
(6) Represents the tax effect of the non-GAAP adjustments.